Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 28, 2026, relating to the financial statements of Mynd.ai, Inc. appearing in this Annual Report on Form 20-F of Mynd,ai, Inc. for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington

June 23, 2026